Exhibit 2.2

AMENDMENT NO.1 TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This Amendment No. 1 to Agreement For Purchase And Sale of Assets (this “Amendment”), dated as of August 28, 2012, is entered into by and among Sustainable Innovations, LLC, a Texas limited liability company (the “Buyer”), Mobile Fluid Recovery, Inc., an Ohio corporation (the “Seller”), and Arcis Resources Corporation, a Nevada corporation (“Arcis”)

WITNESSETH:

WHEREAS, on August 24, 2012, the Buyer, Seller and Arcis entered into an Agreement For Purchase And Sale Of Assets (the “Purchase Agreement”);

WHEREAS, the Buyer, Seller and Arcis desire to amend the Purchase Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1.           Section 1.01 of the Purchase Agreement shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

Purchase and Sale of Assets.  Subject to the terms and conditions herein contained, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign and deliver to Buyer, and the Buyer shall purchase from Seller, all assets of the Seller used in its Business (the “Assets”), including but not limited to those assets listed on Exhibit A, free of any lien or encumbrance thereon and including accounts receivable in the amount of $49,881 set forth in Exhibit E.  Buyer is assuming no liabilities of Seller unless specifically set forth in Exhibit B to this Agreement.

2.           Section 2.01 of the Purchase Agreement shall be deleted in its entirety andreplaced by the following which shall be inserted in lieu thereof:

Purchase Price.  The purchase price for the Assets shall be Five Hundred Twenty Four Thousand Eight Hundred Eighty One Dollars ($524,881.00) which includes the assumption of One Hundred Twelve Thousand Two Hundred Seventy Two Dollars ($112,272.00) in liabilities (the “Assumed Liabilities”) set forth in Exhibit B (herein the “Purchase Price”).  The Purchase Price shall be paid to Seller on the terms set forth in Section 2.02 hereof.  The rest of the Purchase Price shall be allocated among the Assets as set forth in Exhibit A. The parties shall report such allocations consistent herewith on their respective federal income tax returns.

3.           Section 2.02(a) of the Purchase Agreement shall be deleted in its entirety andreplaced by the following which shall be inserted in lieu thereof:

Closing Payment.  At the Closing, the sum of Four Hundred Twelve Thousand Six Hundred Nine ($412,609.00) (the "Closing Payment"), representing a portion of the Purchase Price, will be released in accordance with the terms of the Escrow Agreement.

4.           Exhibit A to the Purchase Agreement shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

SCHEDULE OF ASSETS

 A list of the assets has been made available to the Buyers.  Such shall be attached here.

8 Explosion Proof Centrifuges valued at $35,000 each	$280,000
1 Solvent Recover Unit	10,000
Year 2000 International 4600 Truck (including upgrades)	25,000
Year 2002 International 4300 Truck (including upgrades)	29,000
Year 1993 International 4600 Truck (including upgrades)	17,000
Year 2000 International 4300 Truck (including upgrades)	25,000
Petromizer	5,000
Dryer	1,000
Forklift	4,000
Dryer/Washer Tank Combo	1,000
Computers	2,000
Milner Front Load Commercial Washer	3,000
28 Foot Flatbed Trailer	1,000
Patent #6,143,170 dated November 7, 2000 and Patent #6,383,394 dated May 7, 2002	70,000
Accounts Receivable (set forth in Exhibit E) All rights to the name “Mobile Fluid Recovery”	49,881 2,000
TOTAL ASSETS	$524,881

5.           Exhibit E attached hereto is hereby added to the Purchase Agreement.

6.           Except as modified herein, the terms of the Purchase Agreement shall remain in full force and effect.

7.           This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment.  A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

[SIGNATURE PAGE TO AMENDMENT TO PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

SUSTAINABLE INNOVATIONS, LLC

By: /s/ Justin Edmondson
Name: Justin Edmondson
Title: Manager

MOBILE FLUID RECOVERY, INC.

By: /s/ Trevis Lyon
Name: Trevis Lyon
Title: President

ARCIS RESOURCES CORPORATION

By: /s/ Robert DiMarco
Name: Robert DiMarco
Title: EVP

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